Exhibit 99.1

December 9, 2020
For 8:30 am ET Release

Lowe’s Unveils Strategy to Drive Market Share Acceleration
--Updates Long-Term Financial Targets--
--Announces New $15 Billion Share Repurchase Program--

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW) is hosting a virtual Investor Update today.

Building on its strong execution of its retail fundamentals strategy, the company will be introducing the Total Home strategy to further accelerate market share gains.

“At Lowe’s we will be committed to offering everything a homeowner needs to provide a “total home solution” across every area in the home. This includes products and services for everything needed to repair and improve the home, for DIY and Pro customers alike, across all décor categories including paint, as well as simple and complex installations,” said Marvin R. Ellison, Lowe’s president and CEO. “Our Total Home strategy will enhance customer engagement and grow market share by intensifying our focus on the Pro customer, expanding our online business, modernizing installation services, improving localization efforts and elevating our product assortment.”

Today’s presentations include the company’s strategies to grow market share, drive productivity and deliver a seamless, omnichannel experience while maximizing sustainable shareholder value creation. Additionally, the company is providing scenario planning detail for its 2021 financial performance to offer increased transparency in this unprecedented operating environment.

“As we drive market share gains and focus on targeted productivity initiatives, we expect to improve operating efficiency and generate robust levels of free cash flow,” commented David M. Denton, Lowe’s executive vice president and CFO. “We are committed to investing in the business, including expanding our supply chain network to enhance our omnichannel capabilities. Through our disciplined capital allocation program, we are allocating cash to enhance returns and drive long-term shareholder value creation.”

Underscoring its commitment to return excess cash to shareholders, the Board of Directors has authorized a new $15 billion common stock repurchase program. This new repurchase program has no expiration date and adds to the previous program’s balance, which was $4.7 billion as of December 8, 2020.

Lowe’s reiterates its outlook for operating results for fourth quarter 2020 as previously released and provides its 2020 full-year outlook that incorporates the fourth quarter expected results.

Lowe’s Business Outlook

Fiscal Year 2020 (comparisons to fiscal year 2019)
•Total sales are expected to increase approximately 22 percent.
•Comparable sales are expected to increase approximately 23 percent.
•Operating income as a percentage of sales (operating margin) is expected to increase 200 basis points.
•Adjusted operating income1 as a percentage of sales (adjusted operating margin1) is expected to increase 170 basis points.
•Effective income tax rate is expected to be approximately 25 percent.
•Diluted earnings per share of $7.53 to $7.63 are expected for the fiscal year ending Jan 29, 2021.
•Adjusted diluted earnings per share1 are expected to be $8.62 to $8.72.

A replay of today’s webcast, including the accompanying presentation, will be archived on ir.lowes.com.
1 Adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share are non-GAAP financial measures. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 18 million customers a week in the United States and Canada. With fiscal year 2019 sales of $72.1 billion, Lowe’s and its related businesses operate or service more than 2,200 home improvement and hardware stores and employ approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “guidance”, “scenario” and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, changes in commodity prices, changes or threatened changes in tariffs, outbreak of public health crises, such as the COVID-19 pandemic, availability and cost of goods from suppliers, changes in our management and key personnel, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Jackie Pardini Hartzell
	704-775-3856	704-758-4317
	kate.pearlman@lowes.com	jaclyn.pardini@lowes.com

Lowe’s Companies, Inc.
Non-GAAP Financial Measures Reconciliation (Unaudited)

In the Lowe’s Business Outlook for fiscal 2020 above, the Company has presented the non-GAAP financial measure of forecasted adjusted diluted earnings per share for the fiscal year ended January 29, 2021. In addition, the Company has provided a comparison to the non-GAAP financial measure of adjusted operating income and adjusted operating margin for fiscal 2019. These measures exclude the impacts of certain discrete items, as further described below, to assist analysts and investors in understanding operational performance for fiscal 2020.

Fiscal 2020 Impacts
During the first nine months of fiscal 2020, the Company recognized financial impacts from the following discrete items, which are being excluded from certain non-GAAP measures in the Business Outlook for fiscal 2020:

•During fiscal 2019, the Company began a strategic review of its Canadian operations resulting in the decision to close 34 under-performing stores and additional actions to improve future performance and profitability of its Canadian operations. As a result of these actions, the Company recognized pre-tax operating costs of $32 million related to additional inventory write-downs and other closing costs in the first nine months of fiscal 2020 (Canada restructuring).

•In the third quarter of fiscal 2020, the Company recognized a $1.1 billion loss on extinguishment of debt in connection with a $3.0 billion cash tender offer (Loss on extinguishment of debt).

Fiscal 2019 Impacts
For fiscal 2019, the Company recognized financial impacts from the following discrete items, which were excluded from certain non-GAAP measures for fiscal 2019:

•Prior to the beginning of fiscal 2019, the Company announced its intention to exit its Mexico retail operations and had planned to sell the operating business. However, in the first quarter of fiscal 2019, after an extensive market evaluation, the decision was made to instead sell the assets of the business. That decision resulted in an $82 million tax benefit in the first quarter of fiscal 2019. In addition, the Company recognized $35 million of pre-tax operating costs for the fiscal year 2019 associated with the exit and ongoing wind-down of the Mexico retail operations (Mexico adjustments).

•During fiscal 2019, the Company began a strategic review of its Canadian operations resulting in the decision to close 34 under-performing stores and additional actions to improve future performance and profitability of its Canadian operations. As a result of these actions, the Company recognized pre-tax operating costs and charges of $230 million, consisting of inventory liquidation, long-lived asset impairment, accelerated depreciation and amortization, severance, and other costs, as well as a net $26 million impact to income tax expense related to income tax valuation allowance (Canada restructuring).

Forecasted adjusted diluted earnings per share, adjusted operating income, and adjusted operating margin should not be considered an alternative to, or more meaningful indicator of, the Company’s measures in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

Detailed reconciliations between the Company’s GAAP and non-GAAP financial results are shown below and available on the Company’s website at www.lowes.com/investor.

	Fiscal 2020 Lowe’s Business Outlook
	Low End of Guidance Range			High End of Guidance Range
(in millions, except per share data)	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Forecasted diluted earnings per share			$7.53			$7.63
Non-GAAP adjustments – per share impacts
Loss on extinguishment of debt	1.40	(0.35)	1.05	1.40	(0.35)	1.05
Canada restructuring	0.04	—	0.04	0.04	—	0.04
Forecasted adjusted diluted earnings per share			$8.62			$8.72

Year Ended
(Audited)
(in millions, except operating margin)	January 31, 2020
Net sales, as reported	$72,148

Operating income, as reported	$6,314
Non-GAAP adjustments
Canada restructuring	230
Mexico adjustments	35
Adjusted operating income	$6,579

Operating margin	8.75%
Adjusted operating margin	9.13%